STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 7, 2014.

Anthony Giardina
Executive Deputy Secretary of State

Rev. 06/13

020102000531

Certificate of Incorporation

of

LITTLE NECK HEALTH CONNECTION INC.

Pursuant to Section 402 of the Business Corporation Law

I, the undersigned, a natural person of at least 18 years of age, for the purpose of forming a corporation under Section 402 of the Business Corporation Law of the State of New York hereby certify:

FIRST:The name of the Corporation is:

LITTLE NECK HEALTH CONNECTION INC.

SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Article IV of the Business Corporation Law, except that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The office of the Corporation is to be located in the County of Queens, State of New York.

FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is Two Hundred at no par value, each of which shall be common stock.

FIFTH: The Secretary of State is designated as agent of The Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against The Corporation served upon him is:

C/O THE CORPORATION
245-16 HORACE HARDING EXPRESSWAY
LITTLE NECK, NY 11362

/

SIXTH: No director of The Corporation shall have personal liability to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided, however, that the provision shall nor eliminate or limit:

(a) the liability of any director of The Corporation if a judgment or other final adjunction adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or, with respect to any director of The Corporation, that his acts violated Section 719 of the Business Corporation Law of the State of New York, or

(b) the liability of a director for any act or omission prior to the final adoption of this article.

IN WITNESS WHEREOF, this certificate of incorporation has been subscribed by the undersigned this 2ND day of January, 2002, who affinns the statements made herein are true under the penalties of perjury.

s/Kathleen O. Sheppeck
Kathleen O. Sheppeck
Incorporator

11 N. PEARL STREET
SUITE 1412
ALBANY, NY 12207

020102000531

Certificate of Incorporation

of

LITTLE NECK HEALTH CONNECTION INC.

Pursuant to Section 402 of the Business Corporation Law

2002 JAN -2 PM 1:45

TAQ-48
DRAWDOWN

STATE OF NEW YORK
DEPARTMENT OF STATE
JAN 02 2002
FILED
TAX $ 10
BY: Queens

Filed By:

NEERAJ KUMAR
245-12 HORACE HARDING EXPRESSWAY
LITTLE NECK, NY 11362

Customer Reference # 004387

3

2002 JAN -2 PM 12:07
RECEIVED

541

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on October 2, 2014.

Anthony Giardina
Executive Deputy Secretary of State

Rev. 06/13

140922000638

New York State Department of State
Division of Corporations, State Records and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

Little Neck Health Connection Inc.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:

Little Neck Health Connection Inc.

If the name of the corporation has been changed, the name under which it was formed is:

____

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

January 2, 2002

THIRD: The amendment effected by this certificate of amendment is as follows:

(Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph *First* of the Certificate of Incorporation relating to *the corporation name* is hereby amended to read as follows: *First: The name of the corporation is ... (new name) ...*)

Paragraph First of the Certificate of Incorporation relating to the corporation name

____

is hereby amended to read in its entirety as follows:

First: The name of the corporation is Taxus Pharmaceuticals Holdings, Inc.

____

Paragraph Fourth **of the Certificate of Incorporation relating to**

increasing the number of authorized shares and par value.
The number of shares of issued and outstanding stock of the Company changed by this Certificate of Amendment is 200 at no par value, of which is common stock. Resulting from this change, the number of shares of issued and outstanding stock shall be 200 at a par value of $0.00001, each of which shall be common stock.

is hereby amended to read in its entirely as follows:
Fourth : The aggregate number of shares of stock the Corporation shall have the authority to issue is 1,500,000,000 at a par value of $0.00001, each of which shall be common stock.

FOURTH: The certificate of amendment was authorized by: *(Check the appropriate box)*

☐ **The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.**

☒ **The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.**

(signature) Jiayue Zhang
(Signature) *(Name of Signer)*

Chief Executive Officer
(Title of Signer)

638

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

Little Neck Health Connection Inc.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer's Name Jieyue Zhang

Address 246-18 HORACE HARDING EXPY

City, State and Zip Code Little Neck, NY11362

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

For Office Use Only

RECEIVED
2014 SEP 19 PM 2:10

ICC

STATE OF NEW YORK
DEPARTMENT OF STATE
ED SEP 22 2014
TAX $
BY:

G94